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                                                                    EXHIBIT 10.9


                                      LEASE

                                  BY AND BETWEEN

                             BAKERY ASSOCIATES, LTD.,

                           a Florida Limited Partnership

                                        AND

                         HAVANA REPUBLIC SUNSETPLACE, INC.





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                            THE SHOPS AT SUNSET PLACE

                                      LEASE

       THIS LEASE made this 8th day of December, 1997, by and between BAKERY ASSOCIATES, LTD.,("Landlord"), and HAVANA REPUBLIC SUNSETPLACE, INC.("Tenant");

       WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                    ARTICLE I

       The exhibits listed below and attached to this Lease are incorporated herein by this reference:

         EXHIBIT "A"        Legal description of real estate to be developed
                            for a shopping center as well as a parking deck
                            ("Parking Space"), all of which is hereinafter called "Total Tract".

         EXHIBIT "B"        Plot Plan of Total Tract, showing existing and
                            proposed improvements (Total Tract with existing and future improvements being hereinafter called the "Center"). This Exhibit is provided for informational purposes only, and shall not be deemed to be a warranty, representation or agreement by Landlord that the Center or buildings and/or any stores will be exactly as indicated on the Exhibit, or that the other tenants which may be drawn on said
                            Exhibit will be occupants in the Center. Landlord reserves unto itself the unlimited right to modify the configuration of the Total Tract at any time for the purpose of incorporating additional Major
                            Tenants and other buildings within the Center.

         EXHIBIT "C"        Description of Landlord's Work and Tenant's Work.

         EXHIBIT "D"        Rules and Regulations applicable to Tenant.

         EXHIBIT "E"        INTENTIONALLY DELETED.

         EXHIBIT "F"        INTENTIONALLY DELETED.

       Notwithstanding Exhibits A or B or anything else in this Lease contained, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (hereinafter defined), and to design and decorate any portion of the Center as it desires, but the general character of the Center and the location of the Premises shall not be changed, nor shall there be any material and adverse change to the access, signage, visibility and parking for the Premises.

                                   ARTICLE II

                            LEASED PREMISES AND TERM

Section 2.1. Leased Premises.

       Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the space (in the Center) designated as Room B-13 outlined in red on Exhibit "B" (hereinafter called "the Premises"), irregularly shaped, but, measured to the center line of all party or common walls, to the exterior faces of all other walls and to the building line where there is no wall, containing approximately 2,104 square feet (hereinafter called the "Store Floor Area"). The parties agree that Landlord's determination of the Store Floor Area shall be final, binding and conclusive, provided it is based upon an architect's certification. Tenant may utilize an outdoor seating area of a size and at the location shown on Exhibit "B-l." Landlord shall not change the size, location, columns and utility stub-ins from that shown on Exhibit "B-2" without Tenant's consent.

Section 2.2. Roof and Walls.

       Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Center in locations which do not materially interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior of exterior walls or the roof of the Premises or any portion of the Center outside the Premises, except as provided in Section 5.2 hereof.

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Section 2.3. Lease Term.

       The term of this Lease (hereinafter called "Lease Term") shall commence upon the earlier of (a) the day following the last day allowed herein to Tenant for completion of Tenant's Work (hereinafter defined) hereinafter called "Required Completion Date," or (b) the day on which Tenant opens for business, the applicable date being hereinafter called "Commencement Date." The term of this Lease shall end on the last day of the tenth (l0th) Lease Year (hereinafter defined) after the Commencement Date unless sooner terminated as herein provided.

Section 2.4. Lease Year Defined.

       "Lease Year," as used herein, means a period of twelve (12) consecutive months during the Lease Term commencing on February 1 of any calendar year, the first Lease Year commencing on the first day of the first February occurring on or after the Commencement Date. "Partial Lease Year" means that portion of the Lease Term prior to the first Lease Year.

Section 2.5. Relocation of Premises.  INTENTIONALLY DELETED.

                                   ARTICLE III

                          LANDLORD'S AND TENANT'S WORK

Section 3.1. Landlord's Work.

       Landlord shall at its expense construct the Premises substantially in accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporating in such construction all work described in Exhibit "C" hereto as being required of Landlord (hereinafter called "Landlord's Work").

Section 3.2. Tenant's Work.

       All work not provided herein to be done by Landlord shall be performed by Tenant (hereinafter called "Tenant's Work") including but not limited to all work designated as Tenant's Work in Exhibit "C," and Tenant shall do and perform at its expense all Tenant's Work diligently and promptly and in accordance with the following provisions.

Section 3.3. Tenant's Obligations Before Commencement Date.

       As soon as reasonably possible hereafter, Landlord shall deliver to Tenant a drawing of the Premises and a copy of the Tenant's Information Handbook (which shall become a part hereof by this reference as Exhibit "C-l" and hereinafter referred to as "Handbook"). Within 45 days after the date of this Lease or the date of receipt of a drawing of the Premises and Tenant's Handbook, whichever is later, Tenant will submit to Landlord one (1) reproducible set and 3 copies of plans and specifications, prepared by a registered Architect or Engineer licensed in the state of the project, of all Tenant's Work to be done within the Premises (hereinafter called "Tenant's Plans"), prepared in conformity with Exhibit "C" and the Handbook. Within thirty (30) days after receipt of Tenant's Plans, Landlord shall notify Tenant of any failures of Tenant's Plans to conform to Exhibit "C," the Handbook or otherwise to meet with Landlord's approval. Tenant shall within 15 days after receipt of any such notice cause Tenant's Plans to be revised to the extent necessary to obtain Landlord's approval and resubmitted for Landlord's approval. When Landlord has approved the original or revised Tenant's Plans, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference as Exhibit "C-2." Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or conformity with applicable laws, and Tenant shall be solely responsible for such plans and specifications. Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit "C-2," unless prior Landlord approval has been obtained in writing.

       Landlord shall notify Tenant not less than 15 days in advance of the time when Tenant can commence Tenant's Work whereby it certifies that it has substantially completed all of Landlord's Work; and Tenant shall commence such work not later than the date specified in such notice (although Landlord may not have completed Landlord's Work on such date and may be in the Premises concurrently with Tenant), complete the same in strict accordance with Exhibits "C" and "C-2," install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein subject to the last paragraph of Section 4.1 not later than the 90TH day after the earlier of (a) the date specified in such notice as the date when Tenant can commence Tenant's Work or (b) the date Landlord has notified Tenant that the Premises are ready for commencement of Tenant's Work which applicable day shall be the Required Completion Date. Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Premises shall be ready for delivery to Tenant.

Section 3.4. Failure of Tenant to Perform.

         Because of the difficulty or impossibility of determining Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed on the Commencement Date, including, but not limited to, damages from loss of Percentage Rent (hereinafter defined) from Tenant and other tenants, diminished saleability, leasability, mortgageability or economic value of the Center or Landlord's Tract, if Tenant fails to commence Tenant's Work within the time provided above and proceed with the same diligently, or to open for business fully fixtured, stocked and staffed on or before the Commencement Date or to perform any of its obligations to be performed prior to the Required Completion Date, Landlord may, without notice or demand, in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Commencement Date in an amount equal to the Minimum Annual Rent (hereinafter defined) and other additional rent and other amounts payable by Tenant hereunder, and, in addition thereto, an amount equal to fifty percent (50%) of l/365ths of the Minimum Annual Rent for each day

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that Tenant has failed to open for business on and after the Commencement Date, which latter amount shall be in lieu of Percentage Rent that might have been earned had Tenant opened in timely fashion. In addition, if Tenant has not opened for business within sixty 60 days after the Required Completion Date, Landlord may terminate this Lease, in which event Landlord shall have the right to recover, as liquidated damages and not as a penalty, a sum equal to the Minimum Annual Rent payable for one (1) Lease Year, plus all expenses incurred by Landlord pursuant to this Section, plus the cost of any alterations or repairs which Landlord in its sole discretion deems advisable to relet the Premises. In the event that Tenant fails to make timely submission of Tenant's Plans as provided in this Lease, then Landlord shall have the right, in addition to its other rights and remedies as herein provided, to collect from Tenant a sum which shall be One Hundred and 00/100 Dollars ($100.00) per calendar day for each day that Tenant's Plans are not so submitted. All remedies in this Lease or at law provided shall be cumulative and not exclusive.

Section 3.5. Condition of Premises.

       Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition except that Tenant shall have the right within thirty (30) days of the date Tenant takes possession of the Premises for commencement of Tenant's work to submit to Landlord a punch list of incomplete or defective construction within its Premises and Landlord will perform such punch list to the extent the listed items were Landlord's responsibility under Exhibit "C" and were not performed by Landlord in accordance therewith. Tenant shall acknowledge taking possession of the Premises in writing. Tenant agrees that Landlord has made no representations as to conformance with applicable laws respecting the condition of the Premises or the presence or absence of Hazardous Materials (hereinafter defined) in, at, under or abutting the Premises or the environment. Tenant also agrees that no representations respecting the condition of the Premises, no warranties or guarantees, expressed or implied, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

                                   ARTICLE IV

                                      RENT

Section 4.1. Minimum and Percentage Rent.

       Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the Premises:

              (i) A Minimum Annual Rent of $37.00 per square foot of Store Floor Area, or Seventy-Seven Thousand Eight Hundred Forty-Eight and 00/100 Dollars ($77,848.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the Commencement Date and continuing thereafter through and including the last month of the third (3rd) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                     A Minimum Annual Rent of $40.00 per square foot of Store Floor Area, or Eighty-Four Thousand One Hundred Sixty and 00/100 Dollars ($84,160.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the fourth (4th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the seventh (7th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                     A Minimum Annual Rent of $43.00 per square foot of Store Floor Area, or Ninety Thousand Four Hundred Seventy-Two and 00/100 Dollars ($90,472.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the eighth (8th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the tenth (10th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

              (ii) The amount by which six percent (6%) of Gross Sales (hereinafter defined) during each Lease Year or Partial Lease Year exceeds the Minimum Monthly Rent for such period (hereinafter called "Percentage Rent").

       When actual Store Floor Area is determined in accordance with Section 2.1, the Minimum Annual Rent and Minimum Monthly Rent shall be deemed automatically increased or decreased based upon the Store Floor Area as thus determined, and any overpayments or underpayments of Minimum Monthly Rent to Landlord shall be adjusted accordingly WITH THE NEXT ENSUING PAYMENTS.

       Tenant is not required to initially open to the public for business prior to the time that Nike, Barnes & Noble, Virgin, AMC and sixty-five percent (65%) of the gross leaseable area of the Center initially open to the public for business ("Co-Tenancy"). If Tenant initially opens prior to such Co-Tenancy, then Tenant shall pay in lieu of Minimum Rent and Percentage Rent, six percent (6%) Of Gross Sales, monthly in arrears, within twenty (20) days

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after the end of each calendar month until such Co-Tenancy is initially met;
provided however, that upon the occurrence of a default by Tenant beyond any applicable cure period at any time prior to the Co-Tenancy is initially met, all such Minimum Rent and Percentage Rent shall be deemed reinstated and immediately due and payable. Tenant shall not be required to initially open for business in the Premises prior to the time the Co-Tenancy is initially met.

Section 4.2. Miscellaneous Rent Provisions.

       Any rent or other amounts to be paid by Tenant which are not paid within five (5) days after the date when due shall bear interest as of the fifth day of the month on which any sum is due and owing at a rate equal to the greater of twelve percent (12%) per annum or at a rate equal to two percent (2%) over the prime rate announced by Citibank, N.A. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month. For purposes of this Lease, a "Major Tenant" is herein defined as a single tenant occupying at least 20,000 contiguous square feet of Store Floor Area.

Section 4.3. Percentage Rent.

       Tenant shall (i) not later than the tenth ( 10th) day after the close of each calendar month, deliver to Landlord a written statement certified under oath by Tenant or an officer of Tenant, showing Gross Sales made in such calendar month; and (ii) not later than thirty (30) days after the end of each Lease Year or Partial Lease Year, deliver to Landlord a statement of Gross Sales for such Lease Year or Partial Lease Year the correctness of which is certified to by Tenant or an officer of Tenant. If Tenant fails to prepare and deliver any statement of Gross Sales required hereunder, within the time or times specified above, then Landlord shall have the right, in addition to the other rights and remedies set forth in this Lease, (a) to collect from Tenant a sum which shall be $100.00 per calendar day for each day that Gross Sales reports are not so submitted, and (b) to estimate Tenant's Gross Sales for any non-reported period and bill Tenant's Percentage Rent accordingly. Landlord reserves the right, at Landlord's option, to adjust Percentage Rent billings when actual Gross Sales reports are received.

       Percentage Rent shall become due and payable in each Lease Year on the fifteenth (15th) day of the month immediately following the month during which six percent (6%) of Gross Sales exceed the Minimum Annual Rent payable by Tenant for such Lease Year, and thereafter shall be paid monthly on all additional Gross Sales made during the remainder of such Lease Year, such payments to be made concurrently with the submission by Tenant to Landlord of the written statement of monthly Gross Sales as provided for herein.

       Tenant will preserve for at least three (3) years at Tenant's notice address all original books and records disclosing information pertaining to Gross Sales and such other information respecting Gross Sales as Landlord requires, including, but not limited to, cash register tapes, sales slips, sales checks, gross income and sales tax returns, bank deposit records, sales journals and other supporting data. Landlord and its agents shall have the right during business hours to examine and audit such books and records preserved by Tenant. If such examination or audit discloses a liability for Percentage Rent three percent (3%) or more in excess of the Percentage Rent paid by Tenant for any period or if Tenant's Gross Sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, Tenant shall promptly pay Landlord the cost of said audit. Tenant shall, in any event, pay to Landlord the amount of any deficiency in rents which is disclosed by such audit plus interest per annum at two percent (2%) over the prime rate announced by Citibank, N. A. as of the first day of the month on which any sum is due and owing.

Section 4.4. Gross Sales Defined.

       As used herein, Gross Sales means the sale prices of all goods, wares and merchandise sold and the charges for all services performed by Tenant or any other person or entity in, at, or from the Premises for cash, credit or otherwise, without reserve or deduction for uncollected amounts, including but not limited to sales and services (i) where the orders originate in, at or from the Premises, regardless from whence delivery or performance is made, (ii) pursuant to mail, telephone, telegraph or otherwise received or filled at the Premises, (iii) resulting from transactions originating in, at or from the Premises, and deposits not refunded to customers. Excluded from Gross Sales shall be: (i) exchanges of merchandise between Tenant's stores made only for the convenient operation of Tenant's business and not to consummate a sale made in, at or from the Premises, (ii) returns to manufacturers, (iii) refunds to customers (but only to the extent included in Gross Sales), (iv) sales of fixtures, machinery and equipment after use in Tenant's business in the Premises, (v) retail or wholesale sale of cigarettes and Lotto tickets, (vi) sales, excise or similar tax imposed by governmental authority and collected from customers and paid out by Tenant. No other taxes shall be deducted from Gross Sales.

Section 4.5. Taxes.

 A. Definition. Landlord shall pay or cause to be paid, before delinquent, all Taxes (as hereinafter defined) assessed or imposed upon the Center which become due or payable during the Lease Term. As used in this Section 4.5

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the term "Taxes" shall mean and include all property taxes, both real and personal, public and governmental charges and assessments, and all other taxes which Landlord is obligated to pay with respect to the ownership of the Center, including all extraordinary or special assessments or assessments against any of Landlord's personal property now or hereafter located in the Center, all costs and expenses including, but not limited to consulting, appraisal and attorneys' fees incurred by Landlord in researching, evaluating, contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same and all sewer, water and other utility taxes and impositions (excluding impact fees), but shall not include taxes on Tenant's machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay all taxes upon or attributable to such excluded property without apportionment.

       Taxes shall not include interest and penalties due on delinquent Taxes, but shall include interest on Taxes withheld by virtue of Landlord making partial payment under protest in the event such partial payment is permitted in connection with a tax appeal proceeding.

 B. Tenant's Share. Tenant shall pay to Landlord, as additional rent, its proportionate share of all Taxes, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years. Tenant's proportionate share of any such Taxes shall be that portion of such taxes which bears the same ratio to the total Taxes as the Store Floor Area bears to the average rentable floor area rented or occupied in the Center ("Rented Floor Area") during the calendar year in which such Taxes constitute a lien upon the Center. The floor area of (i) a Major Tenant, and
(ii) any tenant in a free standing Premises who is obligated to pay real estate taxes specifically upon specific improvements or specific parcel of land, and
(iii) Common Areas, as hereinafter defined, shall not be included in the rentable floor area, and any contributions to Taxes received by Landlord from such tenants shall be deducted from Taxes prior to the calculating of Tenant's proportionate share.

         The ratio described in the preceding paragraph shall not be utilized if the "Rented Floor Area" is less than eighty percent (80%) of the rentable floor area in the Center. If the "Rented Floor Area" is less than eighty percent (80%), the pro rata share of Tenant shall be determined by the ratio the Store Floor Area bears to eighty percent (80%) of the rentable floor area in the Center.

 C. Payment by Tenant. Tenant's proportionate share of Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by Landlord, one (1) such installment being due on the first day of each full or partial month during the Lease Term. Upon notice from Landlord, such monthly installments shall increase or decrease from time to time to reflect the then current estimate of the amount of any Taxes due. When the actual amount of any such Taxes is determined by Landlord, Landlord will notify Tenant of such actual amount (in a format to be determined by Landlord) and of any excess or deficiency in the amount theretofore paid by Tenant as its share of such Taxes. Any such excess will be credited to Tenant's account against next ensuing payments. Tenant will pay the amount of any deficiency to Landlord within ten (10) days following Landlord's notice thereof. Tenant acknowledges and stipulates that Landlord has made no representations or agreement of any kind as to the total dollar amount of such Taxes, actual or estimated, or Tenant's dollar share thereof.

  D. Other Taxes. Tenant's proportionate share of any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Center or the Total Tract or the value thereof shall be paid by Tenant including any new direct or indirect tax or surcharge against the Center, the parking areas, or the number of parking spaces in the Center or any new direct or indirect tax or surcharge in addition to or by way of substitution for any existing tax or assessment which Landlord becomes obligated to pay with respect to the Center.

  E. Larger Parcel. If the land under the Center is a part of a larger parcel of land for assessment purposes (the "Larger Parcel"), the taxes and assessments allocable to the land in the Center for the purpose of determining Taxes under this Section shall be deemed a fractional portion of the taxes and assessments levied against the Larger Parcel, the numerator of which is the total assessed value of the Center and the denominator of which is the total assessed value of the Larger Parcel.

Section 4.6. Additional Rent.

       All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent shall be deemed additional rent and Minimum Annual Rent, Percentage Rent and additional rent shall in all events be deemed rent. Tenant acknowledges and agrees that the amounts set forth herein as rent or additional rent do not include any and all applicable sales tax. Tenant shall pay to Landlord any and all applicable sales tax due and payable to any governmental authority as a result of the rent or additional rent being paid hereunder.

Section 4.7. Sprinkler System.

       Landlord will maintain a sprinkler system in the Premises and Tenant shall pay to Landlord as additional rent thirty cents (30 cents) per square foot of Store Floor Area per Lease Year, prorated for Partial Lease Years, in equal monthly installments in advance on the first day of each full calendar month during the Lease Term, prorated for partial months.

Section 4.8. Landlord's Expenses.

       If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, attorneys' fees and court costs), as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable by Tenant with the first Minimum

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Monthly Rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent.

                                    ARTICLE V

                    PARKING AND COMMON AREAS AND FACILITIES

Section 5.1. Common Areas.

       All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities (if any), package pickup stations, elevators, escalators, pedestrian sidewalks, malls, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, on-site and off-site retention ponds, utility lines, water filtration and treatment facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers and department stores in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "D" attached hereto and all reasonable amendments thereto.

       Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas, provided, however, that the size of parking areas on the Center shall not be substantially reduced; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validating; add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers. In exercising its rights pursuant to this Section, Landlord shall not materially and adversely affect access to or visibility of the Premises.

Section 5.2. Use of Common Areas.

       Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall pay Landlord, upon demand, $25.00 for each day on which a car of Tenant, a concessionaire, employee or agent of Tenant is parked outside any area designated by Landlord for employee parking. Tenant authorizes Landlord to cause any such car to be towed from the Center and Tenant shall reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for other reasonable purposes. Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

                                   ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREAS

Section 6.1. Expense of Operating and Maintaining the Common Facilities.

       Landlord will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas of the Center, to the extent the same is not done by any Major Tenant. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing, repairing, repaving, lighting, cleaning, painting, striping, insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage and workers' compensation insurance), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, depreciation of machinery and equipment, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining, repairing and replacing the exterior of the buildings on the Center, including, but not limited to floors, roofs, skylights, escalators, elevators, walls, stairs and signs, cost and expense of installing, maintaining and repairing burglar or fire alarm systems on the Center, if installed, cost and expense of landscaping and shrubbery, expenses of utilities, and administrative and overhead costs equal to fifteen percent (15%) of all of the foregoing and all other of Landlord's Common Area Costs.

Section 6.2. Tenant to Bear Pro Rata Share of Expenses.

       (a) Tenant will pay Landlord, in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs attributable to operating, managing, maintaining and repairing the Parking Space (hereinafter called "Landlord's Common Area Costs - PS") for each calendar year during the Lease Term which bears

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

the same ratio to the total of Landlord's Common Area Costs - PS as the Store Floor Area at the commencement of such calendar year (or, with respect to the first calendar year of the Lease Term, the Commencement Date) bears to the Rented Floor Area as defined in Section 4.5B other than rentable floor area occupied by Major Tenants; provided, however, the revenue received by Landlord during a particular calendar year from customers and employees of the Center in the form of parking charges for parking on the Parking Space will be deducted from Landlord's Common Area Costs - PS for that year before Tenant's share is determined.

       (b) All other Common Area Costs not attributable to the Parking Space are referred to herein as "Landlord's Retail Common Area Costs". Tenant will pay Landlord, in addition to all other amounts in this Lease provided, as Additional Rent, such portion of Landlord's Retail Common Area Costs for each calendar year during the Lease Term which bears the same ratio to the total of Landlord's Retail Common Area Costs as the Store Floor Area at the commencement of such calendar year bears to all Rented Floor Area as defined in Section 4.5B other than rentable floor area occupied by Major Tenants and tenants who are obligated to maintain specific areas or a specific parcel of land (it being agreed that no part of Common Areas shall be included in rentable floor area).

       The ratio described in the preceding paragraphs (a) and (b) shall not be utilized if the "Rented Floor Area" is less than eighty percent (80%) of the rentable floor area in the Center. If the "Rented Floor Area" is less than eighty percent (80%), the pro rata share of Tenant shall be determined by the ratio the Store Floor Area bears to eighty percent (80%) of the rentable floor area in the Center.

       (c) Tenant's share of Landlord's Common Area Costs - PS and Landlord's Retail Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one (l) such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs - PS and Landlord's Retail Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs - PS and Landlord's Retail Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment in full of any deficiency. Tenant acknowledges and stipulates that Landlord has made no representation or agreement of any kind as to the total dollar amount of such Common Area Costs, actual or estimated or Tenant's dollar share thereof.

                                   ARTICLE VII

                             UTILITIES AND SERVICES

Section 7.1. Utilities.

       Tenant shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord which approval shall not be unreasonably withheld. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water and all other utility services. Landlord may make electrical service available to the Premises as provided in Exhibit "C," and so long as Landlord continues to provide such electrical service Tenant agrees to purchase the same from Landlord and pay Landlord for the electrical service (based upon Landlord's determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and prorated for partial months), commencing on the Commencement Date at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services to the Premises if it provided such services and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such electrical service. Landlord may supply water or other utilities to the Premises, and so long as Landlord continues to provide water or such other utilities Tenant shall pay Landlord for same at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the utility company in providing such service. Data communication and broadcast signal needs can be met at the Center by subscribing to one of the services available or, when specialization is required, by requesting an individual installation. Landlord has made arrangements with national vendor(s) to provide data communication services within the Center. Tenants must contact vendor(s) for subscription and installation information. Landlord will not approve individual installations where needs can be met by national vendor(s). Individual satellite dish/antenna installations may be approved for tenants with specialized data communication and/or broadcast requirements. Landlord's written approval is required for each installation.

       Tenant shall be responsible for the installation, maintenance, repair and replacement of air conditioning, heating and ventilation systems within and specifically for the Premises, including all components such as air handling units, air distribution systems, motors, controls, grilles, thermostats, filters and all other components. Tenant shall operate ventilation so that the relative air pressure in the Premises will be the same as or less than that in the adjoining mall as required by the Landlord.

       In the event Tenant requires the use of telecommunication services, including, but not limited to, credit card verification and/or other data transmission, then Tenant shall contract for such services with one of the service providers available at the Center.
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


Section 7.2. Air Conditioning of Premises.

       Landlord will provide a system of chilled water to the Premises installed at a point determined by Landlord. In consideration of such service, Tenant shall pay to Landlord as additional rent, an annual Chilled Water Charge reflecting Tenant's share of all Landlord's Chilled Water Costs (as hereinafter defined), such share to be prorated for any period which does not constitute a full calendar year. 'Landlord's Chilled Water Costs' shall mean all expenses incurred by Landlord to provide chilled water to the Premises including, but not limited to, the costs of energy, water, amortization, maintenance, repairs, taxes, insurance, salaries and benefits for employees of the central system, plus an administrative fee equal to fifteen percent (15%) of the foregoing. Tenant's Chilled Water Charge shall be such portion of Landlord's Chilled Water Costs for each calendar year during the Lease Term which bears the same ratio to the total Landlord's Chilled Water Costs as the Store Floor Area bears to the average Rentable Floor Area rented or occupied by parties within the Center using the central system during such calendar year, multiplied by a Capacity Factor but in no event shall the denominator of the above described ratio be less than 80% of the total floor area in the Food Court. The Capacity Factor shall be: (a) 1.0) for Base Users (defined as any tenant other than those listed in (b) or (c) hereof), (b) 1.15 for any tenant requiring excess cooling capacity (being herein defined as any tenant that averages more than 6 watts of electrical power per square foot of its floor area, as determined by Landlord), or (c) 1.3 for any food service tenant. For Base Users, the Floor Area of (i) any food service tenant and (ii) any tenant requiring excess cooling capacity (as defined above), shall not be included in Rentable Floor Area, and any contributions to Landlord's Chilled Water Charge received from such tenants shall be deducted from Landlord's Chilled Water Costs prior to the calculation of Tenant's share.

       The Chilled Water Charge shall be paid in monthly installments in amounts estimated annually by Landlord, one such installment being due on the first day of each month of each calendar year. The initial Chilled Water Charge shall be $1.65 per square foot of Store Floor Area per year. At the end of the first calendar year, and at the end of each successive calendar year thereafter, the total Landlord's Chilled Water Costs for such year (and at the end of the Lease Term, the total Landlord's Chilled Water Costs for the period since the end of the immediately preceding calendar year) shall be determined by Landlord, and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency.

Section 7.3. Enforcement and Termination.

       In the event of any default by Tenant, Landlord reserves the right, in addition to all other rights and remedies available to Landlord, to cut off and discontinue, without notice or liability to Tenant, any utilities or services provided in accordance with the provisions of this Article VII. Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are interrupted or terminated because of repairs, installation or improvements, or any cause beyond Landlord's reasonable control, nor shall any such termination relieve Tenant of any of its obligations under this Lease. Tenant shall operate the Premises in such a way as shall not waste fuel, energy or natural resources. Landlord may cease to furnish any one or more of said utilities or services to Tenant without liability for the same, and no discontinuance of any utilities or services shall constitute a constructive eviction.

                                  ARTICLE VIII

                          CONDUCT OF BUSINESS BY TENANT

Section 8.1. Use of Premises.

       The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of the retail sale of cigars, tobacco products, and related accessories, such as cigarettes and Lotto sales, and Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. So long as Tenant is not in default under this Lease and the primary use of the Premises (i.e., not less than sixty percent [60%] of annual Gross Sales), is the sale of cigars, tobacco and cigar accessories, if it at any time during the Lease Term more than 2000 per square feet of the gross leaseable area of the Center is used in the aggregate for the sale of cigars ("Competing Use"), such Competing Use continues for at least twelve (12) consecutive months ("Measuring Period"), and Tenant's Gross Sales decline by thirty percent (30%) or more compared with Tenant's Gross Sales for the twelve
(12) consecutive months immediately preceding the Measuring Period, then Tenant, within thirty (30) days after expiration of the Measuring Period, may, upon ninety (90) days prior written notice, terminate this Lease. Subject to Tenant's ability to obtain all governmental approvals therefor, Tenant may serve alcohol for on-premises consumption only.

Section 8.2. Prompt Occupancy and Use.

       Subject to national holidays where the Center is not open for business or periods permitted by Landlord for Tenant to close for remodeling purposes, Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate and conduct in one hundred percent (100%) of the Premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with a full staff and full stock of merchandise, using only such minor portions of the Premises for storage and office purposes as are reasonably required. The parties agree that: Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions; because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including but not limited to damages from loss of Percentage Rent from Tenant and other tenants, and diminished saleability, mortgageability and economic value, Landlord shall be entitled to liquidated damages if it elects to pursue such remedy; therefore for any day that Tenant does not fully comply with the provisions of this Section 8.2 the Minimum Annual Rent, prorated on a daily basis, shall be increased by fifty percent (50%), such increased sum representing the

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




damages which the parties agree Landlord will suffer by Tenant's noncompliance. In addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section 8.2.

Section 8.3. Conduct of Business.

       Such business shall be conducted (a) under the name HAVANA REPUBLIC unless another name is previously approved in writing by the Landlord; and (b) in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Provided six of the following are open, i.e., AMC, Nike, Virgin, IMAX, Gameworks, Barnes & Noble and Z Galleria, Tenant's store shall be and remain open from 10:00 A.M. until 9:30 P.M. each day of the week except Sunday, on Sunday from 12:00 P.M. until 6:00 P.M., and in addition, during all days, nights and hours (including Sundays as permitted by law) that six (6) of the following, i.e., AMC, Nike, Virgin, IMAX, Gameworks, Barnes & Noble and Z Galleria are open for business, and such other days, nights and hours as Landlord shall approve in writing.

Section 8.4. Operation bY Tenant

       Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's costs; not permit any sound system audible or objectionable advertising medium visible outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Area; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health Act; light the show windows of the Premises and all signs each night of the year for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor in the Shopping Center which exceeds the floor load per square foot which such floor was designed to carry.

       Tenant shall store in the Premises only merchandise which Tenant intends to sell at, in or from the Premises, within a reasonable time after receipt thereof.

       Landlord may make additional services, including but not limited to, pest control, trash removal, cleaning, and security, available to the Premises and, in such event, Tenant shall utilize such services, at Tenant's expense provided such services are comparably priced with those Tenant could obtain from an independent third party provider thereof in an arms-length transaction.

Section 8.5. Emissions and Hazardous Materials.

              A. Emissions. Tenant shall not, without the prior written consent of Landlord:

              (i) make, or permit to be made, any use of the Premises or any portion thereof which emits, or permits the emission of an unreasonable amount of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels), or which emits, or permits the emission of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels) which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

              (ii) permit any vehicle on the Premises to emit exhaust which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

              (iii) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property adjacent to the Premises, or which will create a nuisance or violate any federal, state or local law, ordinance, order, rule, regulation, code or and other governmental restriction or requirement;

              (iv) transmit, receive, or permit to be transmitted or received any electromagnetic, microwave or other radiation which is hammful or hazardous to any person or property in, on or about the Premises, or anywhere else, or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located, whether on the Premises or anywhere else;

              (v) create, or permit to be created, any ground vibration that is discernible outside the Premises; or

              (vi) produce or permit to be produced any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible outside the Premises.

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




B. Hazardous Material

       Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq. However, "Hazardous Materials" shall not include substances which are used in the ordinary course of a business similar to Tenant's as permitted pursuant to Section 8.1 of this Lease provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable federal, state or local rule, regulation, code, ordinance or ally other governmental restriction or requirement. If such substances are not so used, handled, transported or stored then they shall be deemed "Hazardous Materials" for purposes of this Lease. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet (MSDS) as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of Hazardous Materials at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq.), related to environmental safety, human health, or employee safety; (2) the Tenant's business operations pose or potentially pose a human health risk to other tenants; or (3) the Tenant expands its use, storage, or treatment of Hazardous Materials in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq.), which in any way regulates, governs or impacts Tenant's possession, use, storage, treatment or disposal of said Hazardous Material. In addition, Tenant represents and warrants to Landlord that
(1) Tenant shall apply for and remain in compliance with applicable RCRA and Florida state permits; (2) Tenant shall report to applicable governmental authorities any release of reportable quantities of a hazardous substance(s) as mandated by Section 103(a) of CERCLA; (3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authorities relevant to the Tenant's compliance status with environmental or health and safety laws; and,
(4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

       In addition to, and in no way limiting, Tenant's duties and obligations as set forth in Section 11.6 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.5 of this Lease, or if the presence of any Hazardous Material on the Premises results in contamination of the Premises, the Center, any land other than the Center, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Center by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Center, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Center, damages arising from any adverse impact on marketing space in the Center, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because the presence of Hazardous Material on or about the Premises or the Center, or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises or the Center caused or permitted by Tenant results in any contamination of the Premises or the Center, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Center; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

C. Radon Gas Notification.

       Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 8.6. Painting, Decorating, Displays, Alterations.

       Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs.

       Tenant will install and maintain at all times, subject to the other provisions of this Section 8.6, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Center.

Section 8.7. Other Operations. INTENTIONALLY DELETED.

Section 8.8. Sales and Dignified Use.

       No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of national, state or local laws.

                                   ARTICLE IX

                         MAINTENANCE OF LEASED PREMISES

Section 9.1. Maintenance by Landlord.

       Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its agents, employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XVI and XVII. Except as provided in this Section 9.1 Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge.

Section 9.2. Maintenance by Tenant.

       Tenant shall at all times, at Tenant's sole cost and expense, keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and mouldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises, and parts of Tenant's Work not on the Premises, not required herein to be maintained by Landlord, in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health
Act). If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder.

Section 9.3. Surrender of Premises.

       At the expiration of the Lease Term, Tenant shall surrender the Premises in the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in Section 24.7 or, at Landlord's option, to the office of the Center's general manager.

                                    ARTICLE X

                          ALTERATIONS AND TENANT'S LIENS

Section 10.1. Remodeling.

       At least once during the Lease Term but not prior to the fifth (5th) Lease Year nor later than the end of the sixth (6th) Lease Year, upon the request of Landlord, Tenant shall refurbish all or any portion of the interior of the Premises so that the carpeting and wall coverings in the Premises shall be in keeping with current industry standards.

Section 10.2. Removal and Restoration by Tenant.

       All alterations, changes and additions and all improvements, including leasehold improvements in the nature of fixtures, made by Tenant whether part of Tenant's Work or not, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove same. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same but not for painting or redecorating the Premises.

Section 10.3. Tenant's Liens.

       A. Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Center by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the costs of all repairs and permitted alterations, improvements, changes and other work done by or for the benefit of Tenant in or to the Premises and further agrees to indemnify and save harmless Landlord from and against any and all costs and liabilities incurred by Landlord against any and all construction, mechanics', materialmen's, laborers' and other statutory or common law liens arising out of or from such work, or the cost thereof, which may be asserted, claimed or charged against all or any part of the Lease Premises or the Center. Notwithstanding anything to the contrary set forth in this Lease, the interest of Landlord in all or any part of the Premises or the Center shall not be subject to any liens of any kind for improvements or work made or done by or at the instance, or for the benefit, of Tenant improvements or work made or done by or at the instance, or for the benefit, of Tenant whether or not the same shall be made or done by or at the permission or by agreement between Tenant and Landlord, and it is agreed that in no event shall Landlord, or the interest of Landlord in the Premises or the Center, or any portion thereof, be liable for or subjected to construction, mechanics', materialmen's, laborers' or other statutory or common law liens for improvements or work made or done by or at the instance of Tenant, or concerning which Tenant is responsible for payment under the terms hereof or otherwise, and all persons dealing with or contracting with Tenant or any contractor of Tenant are hereby put on notice of these provision. In the event any notice, claim or lien shall be asserted or recorded against the interest of Landlord in the Premises or the Center, or any portion thereof, on the account of or extending from any improvement or work made or done by or at the instance, or for the benefit, of Tenant, or any person claiming by, through or under Tenant, or from any improvement or work the cost of which is the responsibility of Tenant, then Tenant agrees to have such notice, claim or lien canceled, discharged, released or transferred to other security in accordance with applicable Florida Statutes within thirty (30) days after notice to Tenant by Landlord, and in the event Tenant fails to do so, Tenant shall be considered in default under this Lease with like effect as if Tenant shall have failed to pay an installment of rent when due and within any applicable grace period provided for the payment thereof. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the rate set forth in
Section 4.2 herein and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable to Landlord as additional rent on the first day of the next following month. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State of Florida. Tenant's obligation to observe and perform any of the provisions of this Section 10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

       B. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under paragraph A of this Section.

       C. Upon Tenant's opening in the Premises, Tenant shall furnish to Landlord lien waivers from the general contractor, sub-contractors and materialmen who provided work, labor, services or material to Tenant.

                                   ARTICLE XI

                                    INSURANCE

Section 11.1. By Landlord.

       Landlord shall carry public liability insurance on those portions of the Common Areas included in Landlord's Tract providing coverage of not less than $5,000,000.00 against liability for bodily injury including death and personal injury for any one (1) occurrence and $1,000,000.00 property damage insurance, or combined single limit insurance in the amount of $5,000,000.00.

       Landlord shall also carry insurance for fire, windstorm, extended coverage, vandalism, malicious mischief, flood and other endorsements deemed advisable by Landlord, insuring all improvements on Landlord's Tract, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "D" and "D-2" as Tenant's Work (excluding wall covering, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit "D"; Tenant agrees to pay Landlord, as additional rent, thirty cents (30 cents) per year for each square foot of Store Floor Area payable in equal installments on the first day of every calendar month during the Lease Term, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted upward or downward (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage.

Section 11.2 By Tenant.

       Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord as an additional named insured with terms and companies satisfactory to Landlord, for limits of not less than $2,000,000.00 for bodily injury, including death, and personal injury for any one (1) occurrence, $1,000,000.00 property damage insurance or a combined single limit of $2,000,000.00. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and completed operations liability and providing that Landlord and Tenant shall be given a minimum of sixty (60) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time required by Landlord, including, but not limited to, a standard "All-Risk" policy of property insurance protecting against all risk of physical loss or damage, including without limitation, sprinkler leakage coverage and plate glass insurance covering all plate glass in the Premises (including store fronts), in amounts not less than the actual replacement cost, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Upon the Commencement Date and annually thereof, Tenant shall provide Landlord with certificates or, at Landlord's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof, including all endorsements. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) year of the Lease Term if Landlord in the exercise of its reasonable judgment shall deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand.

       Notwithstanding the above mentioned public liability insurance policy limit for Tenant, if Tenant after obtaining Landlord's prior written consent, does or intends to bring, possess, use, store, treat or dispose any Hazardous Material (herein defined) in excess of legally permissible limits in or upon the Premises or Center, Landlord shall have the right, as a condition to such consent, to require Tenant to purchase additional public liability insurance with coverage of no less than Five Million and 00/100 Dollars ($5,000,000.00) and to purchase environmental impairment liability insurance with coverage of no less than Five Million and 00/100 Dollars ($5,000,000.00) with a deductible of no greater than Fifty Thousand and 00/100 Dollars ($50,000.00) to insure that anything contaminated with or by the Hazardous Material be removed from the Premises and/or the Center, and that the Premises and/or the Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition.

Section 11.3. Mutual Waiver of Subrogation Rights.

       Landlord and Tenant and all parties claiming, by, through or under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and further agree to evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the effect is to invalidate such insurance coverage.

Section 11.4. Waiver.

       Except to the extent due to Landlord's gross negligence or willful misconduct Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, loss or damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident, casualty or occurrence in or upon any part of the Center including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Center in repair;
(c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water; (i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (1) acts or omissions of persons in the Premises, other tenants in the Center, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

Section 11.5. Insurance - Tenant's Operation.

       Except to the extent expressly permitted by the terms of this Lease, Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual Insurance Company and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.6. Indemnification.

       Tenant shall save harmless, indemnify, and at Landlord's option, defend Landlord, its agents and employees, and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Center.

                                   ARTICLE XII

                   OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section 12.1. Offset Statement.

       Within ten (10) days after Landlord's written request Tenant shall deliver, executed in recordable form a declaration to any person designated by Landlord (a) ratifying this Lease; (b) stating the commencement and termination dates; and (c) certifying to the extent true (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) that no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): (iv) as to advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) as to the amount of security deposited with Landlord, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them. Tenant shall be entitled to a comparable statement from Landlord.

Section 12.2. Attornment.

       Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or Landlord's Tract, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires.

Section 12.3. Subordination.

       A. Mortgage. This Lease shall be secondary, junior and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of Landlord's Tract, and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination provided the mortgagee or security holder agrees in writing that if Landlord defaults under the mortgage, said mortgagee or security holder shall not disturb Tenant's possession while Tenant is not in default hereunder. If Tenant fails to execute and deliver any such document requested by a mortgagee or security holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact.

       B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one (1) or more construction, operation, reciprocal easement or similar agreements (hereinafter referred to as

"Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate (including but not limited to owners and operators of department stores) within or near the Center (which Operating Agreements have been or will be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such instruments as Landlord requests to evidence such subordination. Landlord represents that any such Operating Agreements shall neither increase Tenant's obligations nor decrease Tenant's rights under this Lease.

Section 12.4. Failure to Execute Instruments.

       Tenant's failure to execute instruments or certificates provided for in this Article XII within fifteen (15) days after the mailing by Landlord of a written request shall be a default under this Lease.

                                  ARTICLE XIII

                      ALIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1. Consent Required.

       Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without Landlord's prior written consent in each instance. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (a) as to which Landlord has consented; or (b) which is required by reason of a final nonappealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

              1. Each assignee or sublessee shall agree in, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including those which govern the permitted uses of the Premises as described in Article VIII herein; and

              2. Each assignee or sublessee has submitted a current financial statement, audited by a certified public accountant, showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee or sublessee of Tenant's obligations hereunder; and

              3. Each assignee or sublessee has submitted, in writing, evidence satisfactory to Landlord of substantial retailing experience in shopping centers of comparable size to the Center and in the sale of merchandise and services permitted under Article VIII of this Lease; and

              4. The business reputation of each assignee or sublessee shall meet or exceed generally acceptable commercial standards; and

              5. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Center.

              6. Tenant shall pay Landlord an Assignment Fee as reimbursement to Landlord for administrative and legal expenses incurred by Landlord in connection with any such assignment or subletting. The Assignment Fee, if the assignment or subletting is approved, initially will be One Thousand and 00/100 Dollars ($1,000.00) and shall increase by One Hundred and 00/100 Dollars ($100.00) at the end of each full Lease Year of the Lease Term.

       In the event of any assignment or subletting as provided above, there shall be paid to Landlord, in addition to the Minimum Annual Rent and other charges due Landlord pursuant to this Lease, such additional consideration as shall be attributable to the right of use and occupancy of the Premises, whenever the same is receivable by Tenant, together with, as additional rent, the greater of (i) the excess, if any, of the rent and other charges payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable under the Lease to Landlord by Tenant pursuant to this Lease, or (ii) the highest Minimum Annual Rent and Percentage Rent payable under the Lease by Tenant during the three (3) Lease Years immediately preceding such assignment or subletting. Such additional rent shall be paid to Landlord concurrently with the payments of Minimum Annual Rent required under this Lease, and Tenant shall remain primarily liable for such payments. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

       Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

Section 13.2. Change in Ownership.

       If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute an assignment of this Lease for all purposes of this Article XIII:
(i) the merger, consolidation or reorganization of such corporation; and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease, except any such transfer by inheritance or testamentary disposition to Tenant's heirs at law. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership or other association, then for all purposes of this Article XIII, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five percent (25%) interest, or the termination of any joint venture, partnership or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition to Tenant's heirs at law. Tenant may, without Landlord's consent but upon prior notice to Landlord, assign this Lease to parent company of Tenant.

                                   ARTICLE XIV

                        PROMOTIONAL FUND AND ADVERTISING

Section 14.1. Provisions Relating to Promotional Fund.

       Landlord may, at its option, create and maintain an advertising and promotional fund (hereinafter referred to as the "Fund"), the primary purpose of which is to provide sums necessary for professional advertising and promotional services which benefit the tenants in the Center. In the event the Landlord does create and maintain the Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of (a) the Commencement Date, or (b) the date the Fund is created, Two and 00/100 Dollars ($2.00) per square foot of Store Floor Area during each calendar year of the Lease Term (hereinafter referred to as "Fixed Contribution") payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months). Landlord shall contribute an amount equal to one-fourth (l/4) of the monies collected from all tenants in the Center during each calendar year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director or other person or persons under Landlord's exclusive control to help organize and implement advertising and promotional programs using assets from the Fund. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually. The Fixed Contribution shall be increased annually commencing with the creation of the Fund based upon the increase of the Consumer Price Index (as defined below) during the preceding twelve (12) month period, not to exceed five percent (5%) per annum on a cumulative basis. In addition, within no more than thirty (30) days after Landlord bills Tenant for the same, whether such billing occurs before or after the grand opening of the Center, Tenant shall pay Landlord a sum equal to Two and 00/100 Dollars ($2.00) per square foot of Store Floor Area in payment or reimbursement for expenses incurred or to be incurred in connection with the grand opening and the pre-opening promotion of the Center, which grand opening shall be held at such time as Landlord determines. In addition to its other obligations contained herein, Tenant agrees that it shall participate and cooperate in all special sales and promotions sponsored by the Fund. The failure of any other tenant or any Major Tenant to contribute to the Fund shall not affect Tenant's obligations hereunder. The term "Consumer Price Index" as used in this Lease shall mean "United States Average All Items For All Urban Consumers (CPI-U, 1982-84 = 100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

Section 14.2. Advertising. INTENTIONALLY DELETED.

Section 14.3. Media Fund

       Landlord may, at its option, create and maintain a Media Fund, the exclusive purpose of which shall be to pay all costs and expenses associated with the purchase of electronic, print or outdoor advertising for the promotion of the Center. In the event Landlord does create and maintain the Media Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of
(a) the Commencement Date or (b) the date the Media Fund is created, a sum equal to $2.00 per square foot of Store Floor Area during each calendar year of the Lease Term (hereinafter referred to as "Media Fund Charge"), payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months).

       The Media Fund Charge shall be adjusted annually by a percentage equal to the percentage increase (not to exceed five percent [5%] per annum on a cumulative basis) or decrease in the electronic, print and outdoor advertising rates of the media used for advertising and promotions in the preceding calendar year in the media market in which the Center is located, provided, however that said charge shall not be less than as originally set forth herein. Within ninety
(90) days following the close of each calendar year, Landlord shall furnish Tenant a statement for the preceding calendar year showing the amounts expended by Landlord for media advertising. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with any media advertising purchased pursuant to this Section.

                                   ARTICLE XV

                                SECURITY DEPOSIT

  Section 15.1.   Amount of Deposit.  INTENTIONALLY DELETED.


                                   ARTICLE XVI

                             DAMAGE AND DESTRUCTION

       If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their permitted use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, only the Minimum Monthly Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; PROVIDED, HOWEVER, that Landlord shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof or is caused directly or indirectly by the negligence of Tenant, its agents, and employees and in either of such events, no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate, and PROVIDED, FURTHER, that Landlord shall not be obligated to expend for any repair or restoration an amount in excess of the insurance proceeds received by Landlord therefor, and provided, further, that if the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last year of the Lease Term, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within sixty (60) days after the happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes, equipment and Premises to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

       Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed twenty-five percent (25%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Landlord or Tenant may terminate this Lease by giving the other ninety (90) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease ninety (90) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

                                  ARTICLE XVII

                                 EMINENT DOMAIN

Section 17.1. Condemnation.

       If ten percent (10%) or more of the Store Floor Area or fifteen percent (15%) or more of the Center shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term. If twenty-five percent (25%) or more of the Center or such portion as would materially adversely affect access or visibility of the Premises shall be acquired or condemned by right of eminent of domain for any public or quasi public use or purpose, Tenant at its election may terminate this Lease by giving to Landlord notice of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination.

Section 17.2. Damages.

       Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty.

                                  ARTICLE XVIII

                                DEFAULT BY TENANT

Section 18.1  Right to Re-Enter.

       The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any rent or other amount when due hereunder; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after written notice of such failure; (c) a determination by Landlord that Tenant has submitted any false report required to be furnished hereunder; (d) anything done by Tenant upon or in connection with the Premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space; (e) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of creditors; (f) if Tenant abandons or vacates or does not do business in the Premises or (g) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant are executed upon or attached; or (h) the Premises come into the hands of any person other than expressly permitted under this Lease, or (i) any claim or lien is asserted or recorded against the interest of Landlord in the Premises or Center, or any portion thereof, on the account of, or extending from any improvement or work done by or at the instance, or for the benefit of Tenant, or any person claiming by, through or under Tenant or from any improvement or work the cost of which is the responsibility of Tenant and the same is not removed, discharged or bonded over within thirty (30) days after notice from Landlord. In any such event, and without grace period, demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant's expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in Section 3.4 of this Lease. Notwithstanding anything to the contrary herein contained, if Tenant commits any default hereunder for or precedent to which or with respect to which notice is herein required, and commits such defaults within twelve (12) months thereafter, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (as Tenant hereby waiving the same) before exercising any or all remedies available to Landlord.

Section 18.2. Right to Relet.

       If Landlord re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease, but Tenant shall remain liable for all obligations arising during the balance of the original stated term as hereafter provided as if this Lease had remained in full force and effect, or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

       If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

       Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, or otherwise takes any action on account of Tenant's breach or default hereunder, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default, including deficiency in rent, brokerage fees and expenses of placing the Premises in rentable condition, attorneys' fees of fifteen percent (15%) of the Landlord's damages, all of which shall be immediately due and payable by Tenant to Landlord. In determining the rent payable by Tenant hereunder subsequent to default, the Minimum Annual Rent for each year of the unexpired portion of the Lease Term shall equal the average Minimum Annual and Percentage Rents which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

Section 18.3. Counterclaim.

       If Landlord commences any proceedings for non-payment of rent (Minimum Annual Rent, Percentage Rent or additional rent), Tenant will not interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

Section 18.4. Waiver of Rights of Redemption.

       To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

Section 18.5. Bankruptcy.

       A. Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-in-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

       1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

              (a) Within ten (10) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

              (b) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all non-monetary defaults under this Lease; and

              (c) The assumption will be subject to all of the provisions of this Lease.

       2. For purposes of this Section 18.5, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

              (a) The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises; and

              (b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

              (c) The Trustee or Tenant at the very least shall deposit a sum equal to one (1) month's rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

       B. Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 18.5 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of Section 13.1 herein, including, without limitation, those with respect to additional rent and the use of the Premises only as permitted in Article VIII herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

       C. Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

              (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

              (2) To pay all monetary obligations required under this Lease, including without limitation, the payment of Minimum Monthly Rent, and such other additional rent charges payable hereunder which is considered reasonable compensation for the use and occupancy of the Premises; and

              (3) Provide Landlord a minimum 30 days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

              (4) To perform to the benefit of Landlord otherwise required under the Code.

       The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

       D. Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.5 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.


                                   ARTICLE XIX

                               DEFAULT BY LANDLORD

Section 19.1. Default Defined, Notice.

       Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure.

Section 19.2. Notice to First Mortgagee.

       If the holder of the first mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default.


                                   ARTICLE XX

                                TENANTS PROPERTY

Section 20.1. Taxes on Leasehold.

       Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

Section 20.2. Assets of Tenant. INTENTIONALLY DELETED.


                                   ARTICLE XXI

                               ACCESS BY LANDLORD

Section 21.1. Right of Entry.

       Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall not abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.


                                  ARTICLE XXII

                            HOLDING OVER, SUCCESSORS

Section 22.1. Holding Over.

         If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) 150% of the Minimum Monthly
Rent prorated for the number of days of
such holding over, or (b) Minimum Annual Rent plus Percentage Rent prorated for the number of days of such holding over, plus, whichever of (a) or (b) is applicable, a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall, at Landlord's option, occupy the Premises on a tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period.

Section 22.2. Successors.

       All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.


                                  ARTICLE XXIII

                                 QUIET ENJOYMENT

Section 23.1. Landlord's Covenant.

       If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord.


                                  ARTICLE XXIV

                                  MISCELLANEOUS

Section 24.1. Waiver.

       No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2. Accord and Satisfaction.

       Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 24.3. Entire Agreement.

       There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 24.4. No Partnership.

       Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

Section 24.5. Force Majeure.

       If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, environmental remediation work whether ordered by any governmental body or voluntarily initiated or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this
Section 24.5 shall at no time operate to excuse Tenant from the obligation to open for business on the Commencement Date, except in the event of an industry wide strike, nor any obligations for payment of Minimum Annual Rent, Percentage Rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

Section 24.6. Submission of Lease.

       Submission of this Lease to Tenant does not constitute an offer to lease; this lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for sixty (60) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

Section 24.7. Notices.

       All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed to Landlord as follows:

                          BAKERY ASSOCIATES, LTD.
                     c/o  M.S. Management Associates Inc.
                          National City Center
                          1 15 West Washington Street
                          Indianapolis, Indiana 46204

       Prior to the Commencement Date such notices shall only be effective if given to Landlord at the address shown above and to Landlord at the address shown below:

                          BAKERY ASSOCIATES, LTD.
                     c/o  M.S. Management Associates Inc.
                          Construction Department
                          National City Center
                          1 15 West Washington Street
                          Indianapolis, Indiana 46204

       All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

                          HAVANA REPUBLIC SUNSETPLACE, INC.
                          1360 Weston Road
                          Weston, Florida 33326
                          ATTN: Stephen Schatzman, President

       All notices to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received or the date on which delivery is first refused, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in
Section 19.2.

Section 24.8. Captions and Section Numbers.

       This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 24.9. Number and Gender.

       The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10. Objection to Statements.

       Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of sixty (60) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

Section 24.11. Representation by Corporate Tenant.

       If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of Florida, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant, and is duly authorized to sign and execute this Lease.

Section 24.12. Joint and Several Liability.

       If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 24.13. Limitation of Liability.

       Anything to the contrary herein notwithstanding, no general or limited partner of the Landlord, or any general or limited partner of any partner of the Landlord, or any shareholder of any corporate partner of any partner of the Landlord, or any other holder of any equity interest in the Landlord, or in any entity comprising the Landlord or its partners, shall be personally liable with respect to any of the terms, covenants, conditions and provisions of this Lease, or the performance of Landlord's obligations under this Lease, nor shall Landlord or any of said constituent parties have any liability to Tenant for any consequential damages such as, but not limited to, lost profits. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Center, and Tenant shall look solely to the interest of Landlord, its successors and assigns, in the Center, for the satisfaction of each and every remedy of Tenant against Landlord. Tenant shall not look to any of Landlord's other assets seeking either to enforce Landlord's obligations under this Lease, or to satisfy any money or deficiency judgment for Landlord's failure to perform such obligations, such exculpation of personal liability is and shall be absolute and without any exception whatsoever.

       The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Center. In the event of a sale or transfer of the Center (by operation of law or otherwise) or in the event of the making of a lease of all or substantially all of the Center, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Center or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing of all liability with respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section (and without further agreement between the other parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, it being intended that Landlord's obligations hereunder shall, as limited by this Section, be binding on Landlord, its successors and assigns only during and in respect of their respective, successive periods of ownership.

Section 24.14. Broker's Commission.

       Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

Section 24.15. Partial Invalidity.

       If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 24.16. Recording.

       The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms and an Agreement specifying the date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

Section 24.17. Applicable Law.

       This Lease shall be construed under the laws of the State of FLORIDA.

Section 24.18. Mortgagee's Approval.

       If any mortgagee of the Center requires any modification of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord's request therefor, provided said request is made at least thirty
(30) days prior to delivery of possession. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to: the amount of rent or other charges reserved herein; the size and/or location of the Premises; the duration and/or Commencement Date of the Lease Term; or reducing the improvements to be made by Landlord to the Premises prior to delivery of possession.

Section 24.19. Unrelated Business Taxable Income.

       A. If at any time and from time to time during the term of this Lease, Landlord is advised by its counsel or counsel to a tax exempt partner of the managing partner of Landlord that any provision of this Lease, including without limitation the provisions relating to the payment of rent and additional rent, or the absence of any provision might give rise to unrelated business taxable income within the meaning of sections 512 of the Internal Revenue Code of 1986, as amended, or the regulations issued thereunder, or may jeopardize the tax-exempt status of any partner in Landlord or any partner in a partnership that is a partner in Landlord, or may prevent any such partner from obtaining such tax-exempt status, then this Lease may be unilaterally amended by Landlord in such manner as shall meet the requirements specified by counsel for Landlord and Tenant agrees that it will execute all documents or instruments necessary to effect such amendments, provided that no such amendment shall result on an estimated basis in Tenant having to pay in the aggregate more on account of its occupancy of the Premises than it would be required to pay under the terms of this Lease, or having to receive fewer services or services of lesser quality than it is presently entitled to receive under this Lease.

       B. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or the managing agent of the Project or its employees or by one or more third persons hired by Landlord of the managing agent of the Project.

Tenant agrees that upon Landlord's written request it will enter into direct agreements with the managing agent of the Project or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord herein, in forth and content approved by Landlord, provided, however, that no such contract shall result on an estimated basis in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, or having to received fever services or services of a lesser quality than it is presently entitled to receive under this Lease.

Section 24.20. Parties to have no liability if Shopping Center not open.

       If the Shopping Center is not open within two (2) years after the Effective Date of this Lease, this Lease shall thereupon cease and terminate and the parties shall be released and discharged from any and all liability hereunder.

Section 24.21. Landlord's Contribution Toward Tenant's Work.

       When Tenant has completed all of Tenant's Work in strict accordance with Exhibit "C" and "C-2" by the Required Completion Date, and furnishes evidence satisfactory to Landlord of such completion and that all of Tenant's Work has been paid for in full and no liens have attached or may attach as the result thereof, and no default in, breach of, or failure to perform, this Lease exists and Tenant has paid or reimbursed Landlord all amounts owed to Landlord pursuant to Sections 3.4 and 4.1 hereof or otherwise and has opened its store for business and accepted the Premises in writing in a form prescribed by Landlord or its mortgagee, and executed and delivered to Landlord the certificate provided for in Section 2.1 hereof and has executed such other instruments and documents as are required by landlord's mortgagee to be executed, Landlord shall pay to Tenant as Landlord's contribution, if any, for Tenant's Work the sum of $35.00 per square foot of Store Floor Area, determined as provided for in
Section 2.1 hereof and no more.

Section 24.22. Right of First Refusal

       Should Landlord during the Lease Term decide to lease a cart or kiosk in the Common Areas for the purpose of selling cigars, Landlord shall, provided Tenant is not then in default, first submit a written proposal to Tenant setting forth the terms and conditions upon which Landlord would offer such cart or kiosk for lease and Tenant shall have forty-eight (48) hours from receipt of such proposal to accept or reject said offer in writing. If Tenant does not accept said offer in writing within said 48 hour period, then Landlord shall be free to offer to lease such cart or kiosk on the aforesaid terms and conditions to any other party.

Section 24.23. Satellite Dish

       Notwithstanding the foregoing, in the event a multiple-user antenna and/or satellite system is installed or caused to be installed in the Center by Landlord, Tenant shall be permitted to utilize said system pursuant to separate agreement with Landlord and/or the vendor of such system and subject to all provisions regarding the use of such system us contained in such separate agreement. In the event such system is not made available for Tenant's use, Tenant shall be permitted to install a satellite dish (hereinafter "Dish ") at the Center, subject to the following terms, conditions and limitations:

       (a) Tenant shall provide sixty (60) days prior written notice of its intent to install the Dish, and shall provide plans and specifications for the location and installation of the Dish for Landlord's review and approval concurrently with such notice.
              Such plans shall be in accordance with Article XI, Exhibit "C", and Landlord's current design criteria and must conform to the reasonable requirements of Landlord's roofing consultant, in part, in order to protect Landlord's roof warranties;

       (b) The location of the Dish shall be on the roof of the Center or such other location as Landlord, in its sole and absolute discretion, shall approve; provided that such location provides for the clear transmission of signals from the Dish, and in no event shall such installation affect the structural integrity of the roof or any other area where the Dish has been installed;

       (c) The installation and maintenance of the Dish, including any necessary structural support to the roof and/or screening shall be at Tenant's sole cost and expense;

       (d) The Dish shall be installed within the existing wall screen, if any; however, Landlord may require Tenant to further screen or otherwise shield the Dish from view by providing fencing, screening materials or landscaping satisfactory to Landlord;

       (e) Tenant shall procure and maintain (and Landlord shall cooperate) any approval(s) and/or permits required by any governmental authority having jurisdiction thereof and shall deliver evidence of same to Landlord prior to commencing installation. In the event the use or installation of the Dish is in violation of applicable law or any agreement of Landlord or the Center regarding the Center, Tenant shall not be permitted to use, install or maintain the Dish and shall be required to remove the Dish from the Center;

       (f) Tenant's installation or operation of the Dish shall in no way interfere with the operation of any other transmission or receiving device at the Center;

       (g) Tenant shall give Landlord two (2) days prior notice of the necessity to access the Dish for service, except in the case of an emergency, or such shorter period of time as Landlord may allow;

       (h) The Dish and related equipment shall remain the property of Tenant. Tenant shall remove the Dish at the expiration or earlier termination of the Lease Term and repair any damage occurring as a result thereof, at Tenant's sole cost and expense; and

       (i) Only one Dish will be permitted at the Center for the joint use of Tenant and Tenant's affiliates. Further, Tenant shall not re-sell satellite dish services to any other tenant or occupant in the Center.

Section 24.24. Collateral Assignment.

       Upon Tenant's request and so long as Tenant is not in default under this Lease, Landlord shall consent to a collateral assignment of this Lease by Tenant ("Assignment") to a lender of Tenant ("Lender") and Landlord hereby agrees that in the event the Lender becomes holder of Tenant's interest in the Lease by virtue of its enforcement of Lender's rights under the Assignment, with written notice thereof to Landlord, the Lease shall continue in effect and Landlord shall recognize Lender as the tenant under the Lease for the remainder of the term of the Lease in accordance with the provisions thereof From. and after the date of the aforesaid notice, Lender shall be bound to Landlord under all terms, covenants and conditions of the Lease.

       Upon request, Landlord shall provide to Lender, copies of all amendments, modifications, or alterations of the Lease arising from and after the date hereof

       If Lender exercises its rights hereunder, Lender shall agree to engage an operator having experience in the operation of the use permitted by Section 8.1 in a manner consistent with the industry standards prevailing for uses of comparable class and standing in the Miami, Florida metropolitan area.

       The foregoing notwithstanding, no rights, privileges or immunities shall Inure to the benefit of Tenant, nor affect or release Tenant's undertakings under the Lease and no right, power or remedy conferred upon or reserved unto Landlord in the Lease shall be impaired or affected in any manner hereby, nor shall Landlord's execution of this instrument constitute a waiver of any such right, power or remedy contained therein.

       If Tenant defaults in its obligations to Lender under any loan documents between Tenant and Lender, and, as a result, Lender desires to exercise its remedies with respect to this Lease, Landlord agrees to permit Lender, at Lender's option, (a) to keep any collateral on the Premises for a period of thirty (30) days at the rental amount provided in the Lease, prorated on a daily basis without incurring any other obligations of Tenant under the Lease or (b) upon forty-eight (48) hours prior written notice to Landlord at the address as hereinabove provided, enter upon the Premises during the hours of 9:00 A.M. and 5:00 P.M. and to remove the collateral therefrom without any charge except for the reasonable cost or expense for repairs to the Premises arising out of any such removal and Landlord further agrees not to interfere hereunder or delay Lender's efforts in such removal and to cooperate and accommodate Lender in enforcing its remedies against the collateral In the exercise of its rights and remedies as provided herein, Lender shall not unreasonably interrupt or interfere with the business conducted by Landlord's other tenants on or within the Landlord 's premised

       In the event of a default by Tenant in the performance of its obligations under the Lease, Landlord will, prior to terminating the Lease or exercising any other remedies available to it thereunder, notify Lender at such address as Lender shall provide, of said default, and give Lender no less than five (5) days to cure any alleged monetary defaults and thirty (30) days to cure any alleged non-monetary defaults.

       If the Lease is terminated prior to the expiration of the term, as a consequence of Tenant's bankruptcy or for an event not reasonably susceptible of being cured by Lender, other than for casualty or condemnation, then, Landlord shall notify Lender in writing as hereinabove provided that the Lease has been terminated, whereupon Lender shall have the option, no later than forty-five
(45) days after receipt of the aforesaid notice, to obtain a new lease (the "New Lease") as hereinafter provided.

       The New Lease shall be effective as of the date of termination of the Lease and shall before the remainder of the term thereof and at the rental amount and upon all the agreements, terms, covenants and conditions. The New Lease shall not require Lender to perform any unduly lied obligations of Lessee under the Lease nor pay any sums remaining unpaid under the expired Lease.

       IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

(LANDLORD)                 BAKERY ASSOCIATES, LTD., a Florida Limited
                           Partnership

                           By: SIMON PROPERTY GROUP, L.P., a Delaware Limited Partnership, d/b/a Simon Real Estate Group Limited Partnership, General Partner
                                    By: SIMON DeBARTOLO GROUP, INC.,
                                        a Maryland Corporation, General
                                        Partner


                           By: /s/ David Simon
                               -------------------------------------------
                               David Simon, Chief Executive Officer


(TENANT
If Corporation             HAVANA REPUBLIC SUNSET PLACE, INC., a
                           Florida Corporation


                           By: /s/ Stephen Schatzman
                               -------------------------------------------
                               Stephen Schatzman, President

                           Attest
                                  ----------------------------------------

                                   GUARANTY

       FOR VALUE RECEIVED, and in consideration of the execution of a certain Lease of even date herewith and concurrently herewith covering certain premises in the Shops at Sunset Place Mall, the creation of the tenancy under said Lease and the extension of credit by BAKERY ASSOCIATES, LTD., a Florida Limited Partnership (Landlord) to HAVANA REPUBLIC SUNSET PLACE, INC., a Florida corporation (Tenant), and for the purpose of inducing Landlord to enter into such Lease, the undersigned, jointly and severally, do hereby absolutely and unconditionally guarantee to Landlord, its successors and assigns, the full and prompt payment when due, of all rents, charges and additional sums coming due under said Lease, together with the performance of all covenants and agreements of the Tenant therein contained and together with the full and prompt payment of all damages that may arise or be incurred by Landlord in consequence of Tenant's failure to perform such covenants and agreements (all such obligations hereinafter collectively referred to as "Liabilities"), and the undersigned further agree to pay all expenses, including attorneys' fees and legal expenses, paid or incurred by Landlord in endeavoring to collect or enforce the Liabilities or any part thereof and in enforcing this guaranty, such payment and performance to be made or performed by the undersigned forthwith upon a default by Tenant.

       In the event of the death, incompetency, dissolution, bankruptcy or insolvency of Tenant, or the inability of Tenant to pay debts as they mature or an assignment by Tenant for the benefit of creditors, or the institution of any bankruptcy or other proceedings by or against Tenant alleging that Tenant is insolvent or unable to pay debts as they manure, or Tenant's default under this Lease, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned agree to pay to Landlord upon demand, the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

       This Guaranty shall be an absolute and unconditional guaranty and shall remain in full force and effect as to the undersigned during the demised term of said Lease, and any renewal or extension thereof, and thereafter so long as any Liabilities remain due and payable even though the demised term or any renewal or extension thereof shall have expired. An Assignment of said Lease or any subletting thereunder shall not release or relieve the undersigned from their liability hereunder. Notwithstanding anything contained in this Guaranty to the contrary, Guarantor's maximum liability and exposure under this Guaranty shall not exceed $155,696.00 (representing the first two Lease Year's worth of Minimum
Rent) and such maximum amount shall be reduced dollar for dollar by each and every payment Tenant makes of Minimum Rent.

       Landlord may, from time to time, without notice to the undersigned: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability or any party or parties, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for any period (whether or not longer than the original period), alter or exchange said Lease or any of the Liabilities, (d) release, waive or compromise any liability of any of the undersigned hereunder or any liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (e) release or impair any security interest or lien, if any, in all or any property securing any of the Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, and (f) resort to the undersigned for payment of any of the Liabilities, whether or not Landlord shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or against Tenant or any other party primarily or secondarily liable on any of the Liabilities. No such action or failure to act by Landlord shall affect the undersigned's liability hereunder in any manner whatsoever. Any amount received by Landlord from whatsoever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Landlord may from time to time elect.

       The undersigned hereby expressly waive: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of the Liabilities, whether or not such notice is required to be given to Tenant under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) any benefit of valuation, appraisement, homestead or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (e) all diligence in collection, perfection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing.

       No delay on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof, and no final or partial exercise by Landlord of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.

       The validity of this Guaranty and the obligations of the undersigned hereunder shall not be terminated, affected or impaired by reason of any action which Landlord may take or fail to take against Tenant or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in said Lease, or otherwise, or by reason of the bankruptcy or insolvency of Tenant and whether or not the term of said Lease shall terminate by reason of said bankruptcy or insolvency.

       This Guaranty shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned and shall be governed by the laws of the State of Florida.

       If this Guaranty is executed by a corporation, association, partnership (general or limited), joint venture, syndicate, trust or any other type of organization other than individuals, the individual signatories hereto represent and warrant that they, and each of them, are duly authorized to execute this Guaranty for and on behalf of such organization and that such organization is the sole owner of all ownership interest in the Tenant.

       IN WITNESS WHEREOF, the undersigned have executed this instrument, or caused this instrument to be executed by its officers, duly authorized in the premises, on this 24th day of November, 1997.


Attest                              HAVANA REPUBLIC INC., a Florida corporation



-----------------------------       By:/s/ Stephen Schatzman
                                       -----------------------------------
                                       Stephen Schatzman, President

                                    2101 NE 212 St.
-----------------------------       --------------------------------------
Residence Address                   Residence Address


                                    Miami         Fl.                33179
-----------------------------       --------------------------------------
City       State        Zip         City          State                Zip

                                  EXHIBIT "A"


LEGAL DESCRIPTION:

A portion of Blocks 1 and 2 and that Street between Blocks 1 and 2 designated as Church Street, known as North Red Court, and now known as S.W. 57th Court, Carvers Subdivision according to the plat thereof as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida, being more particularly described as follows:

Commence at the most Northeast corner of Block 1 of said recorded plat of Carvers Subdivision; the following two (2) courses being along the East line of Lots 1, 2, 3, 4 and 5 of said Block 1; 1) thence S.04deg18min24secE.for 27.70 feet to the Point of Beginning of the hereinafter described parcel of land; 2) thence continue S.04deg18min24secE. for 371.04 feet to the Southeast corner of Lot 5 of said Block 1; thence S.85deg16min40secW. along the South line of said Lot 5 for 20.00 feet; thence S.04deg18min24secE. along a line parallel with and
20.00 feet West of the East line of Lots 6, 7, 8, 9, and 10 of said Block 1 for
250.19 feet; thence N.85deg16min07secE. along the South line of said Lot 10 for
20.00 feet to the Southeast corner of said Lot 10; thence S.04deg18min24secE. along the East line of Lots 11, 12, 13, 14 and 15 of said Block 1 for 250.19 feet to the Southeast corner of said Lot 15; thence S.85deg15min34secW. along the South line of said Lot 15 for 35.00 feet; thence S.04deg18min24secE. along a line parallel with and 35.00 feet West to the East line of Lot 16 of said Block 1, for 90.31 feet to a point of curvature; thence Southwesterly along a circular curve concave to the Northwest having a radius of 25.00 feet a central angle of 89deg33min38sec for an arc of 39.08 feet to a Point of Tangency; thence S.85deg15min14secW. along a line parallel with and 35.00 feet North of the South line of Lots 16, 19 (lying East at Lot 18) and 18 of said Block 1 for 90.31 feet: thence S.04deg18min24secE. along the West line of said Lot 18 for 20.00 feet; thence S.85deg15min14secW. along a line parallel with and 15.00 feet North to the South line of said plat of Carvers Subdivision for 380.25 feet to a point on the West line of Lot 13 of said Block 2; thence N.04deg18min24secW. along the West line of said Lot 13 for 135.OO feet to the Northwest corner of said Lot 13; thence N.85deg14min32secE. along the North line of said Lot 13 for 50.03 feet to the Northeast corner of said Lot 13; thence N.04deg18min24secW. along the West line of Lot 9 of said Block 2 for 50.06 feet to the Northwest corner of said Lot 9 of Block 2; thence S.85deg14minsecW. along the South line of Lot 17 of said Block 2 for 150.66 feet to the Southwest corner of said Lot 17; thence N.04deg26min38secW. along the West line of Lots 17 thru 22 inclusive of said Block 2 for 325.49 feet to the Northwest corner of said Lot 22; thence N.45deg46min54secE. along the Southerly Right-of-way line of South Dixie Highway No. 1 (State Road #5) (County Road as per Plat Book 6, Page 36) for 357.80 feet; thence N.46deg42min58secE. along said Right-of-way line of State Road #5 (per Official Records Book 4131, Page 596 and Official Records Book 4132, Page 11) for 441.65 feet; thence S.68deg46min26secE. for 15.50 feet to the Point of Beginning.

also known as:

                                  EXHIBIT "A"



PARCEL 1

Lots 3, 4 and 5; Lots 6 through 10, both inclusive, less the East 20 feet; Lots 11 through 15, both inclusive; Lot 19 lying West of Lot 18, and Lots 20 through 32, both inclusive; and part of Lot 33 as follows:

Begin at the Southwest corner of said Lot 33; thence run North 99.70 feet; thence run Northeasterly, parallel to the F.E.C. Railway, 47.00 feet; thence at right angles to the last line, run Southeasterly 80.00 feet; thence run Southeasterly 68.90 fast to a point on the South line of said Lot 33, which point is 100.00 feet East of the West line of said Lot 33; thence run West along said South line 100.00 feet to the Point of Beginning;

all in Block 1 of Carvers Subdivision, according to the Plat thereof, as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida.

AND

Lots 1 through 9, both inclusive; Lots 10 through 13, both inclusive, less the South 13 feet; and Lots 17 through 22, both inclusive; all in Block 2 of Carvers Subdivision, according to the Plat thereof, as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida.

AND

That certain parcel of land which formerly constituted North Red Court, which is bound on the East by the West boundary line of Lots 21 to 33, both inclusive, Block 1 of Carvers Subdivision; and bound on the West by the East boundary line of Lots 1 to 10, both inclusive, of Block 2 of Carvers Subdivision; and bound on the South by the Northerly line of Sunset Drive; and bound on the North by the Southerly line of U.S. Highway #1, all according to the Plat of Carvers Subdivision, as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida.

PARCEL 2

Lots 1, 2 and 33, in Block 1, of Carvers Subdivision, according to the Plat thereof, as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida, except that portion of said Lot 33, Block 1, described as follows:

Begin at the Southwest corner of Lot 33; thence run North 99.70 feet to the Southeasterly line of Dixie Highway; thence along said Highway Line Northeasterly 47.00 feet; thence at right angles to the Highway run Southeasterly 80.00 feet; thence Southeasterly 68.90 feet to a point on the South line of said Lot 33, which point is 100.00 feet East of the Southwest corner; thence West 100.00 fast to the Point of Beginning; except that portion of the above property which was taken in an eminent domain proceeding by or conveyed to the City of South Miami for street purposes.

PARCEL 3

Lots 16 and 18 and Lot 19 lying East of Lot 18, all in Block 1 of Carvers Subdivision, according to the Plat thereof, as recorded in Plat Book 6, at Page 36, of the Public Records of Dade County, Florida.

LESS AND EXCEPT RIGHTS-OF-WAY OF RECORD

                                  [FLOOR PLAN]









                                  EXHIBIT "B"

                       [GROUND FLOOR ARCHITECTURAL PLAN]

                                  EXHIBIT "3"

                                  [FLOOR PLAN]


                                  EXHIBIT "B"

                                     SIMON
                                   DEBARTOLO
                                     GROUP







THE SHOPS AT SUNSET PLACE





                                 EXHIBIT "B-1"

                                  GROUND FLOOR
                               ARCHITECTURAL PLAN





                                 EXHIBIT "B-2"

               DESCRIPTION OF LANDLORD'S WORK AND OF TENANTS WORK

1. WORK BY LANDLORD AT LANDLORD'S EXPENSE - The following work is to be performed exclusively by Landlord at Landlord's sole expense:

       A. COMMON AREA. This shall include, without limitation, the sidewalks, parking areas, parking decks, access roads, driveways, landscaped areas (interior and exterior), truck serviceways, pedestrian bridges, interior corridors, loading docks, exterior walkways, all exterior seating areas, courts, stairs, ramps, elevators, escalators, comfort and first-aid stations, public restrooms, retaining walls, drainage system, detention areas serving the project, water and sewage system, electrical, gas, trash disposal facilities, and lighting facilities designated by Landlord as part of the project Common Area and shown on Landlord's plans. While the Tenant may have access to and the use of these facilities either on a scheduled or unscheduled basis such facilities are not intended for the exclusive use of Tenant.

       B. STRUCTURE. The structural framing, columns, beams and roof deck shall be constructed of non-combustible framing in accordance with national, state and local building codes.

       C ROOF. The roof assembly shall consist of a weather-resistant layer, thermal insulated and structural components.

       D. EXTERIOR WALLS. Exterior wall shall be of non-combustible construction and a finish of suitable nature and/or appropriate materials having a finished appearance and decorative quality as determined by Landlord and designed by Landlord's Architect.

       E. CEILINGS. The Premises will be left open to the structural system overhead. Public areas will have a finished appearance as determined by Landlord and designed by Landlord's Architect. Service areas may be open or an exposed structure.

       F.     UTILITIES. Subject to the provisions of the Lease to which this
              Exhibit is attached:

              1. HVAC. A heating, ventilating and/or air-conditioning system will be provided with chilled water connections at locations determined by Landlord. Landlord shall have the right to install mechanical shafts and chases as may be required to service the Common Area and other lease premises.

              2. Plumbing. Sanitary sewer and domestic water systems will be provided at locations to be determined by Landlord. A complete roof drain collection system will be provided for the Common Area at locations as determined by Landlord.

              3. Fire Protection. A fire protection system will be installed for the Common Area with as required with capacity to service the Premises. A stub shall be provided into the Premises at locations determined by Landlord.

              4. Natural Gas. A distribution manifold will be provided only for food service process loads at locations to be determined by Landlord.

              5. Electrical Service. An electrical distribution system will be installed at building locations as determined by Landlord.

              6. Communication Service. Communications and broadcast/data communications services will be provided to specified building locations as determined by Landlord.

              7. Life Safety Systems. A life safety system will be provided for the Common Area with the capacity to monitor tenant areas. A connection point shall be provided in the Premises at locations determined by Landlord.



                                  EXHIBIT "C"
                                       1

II. ADDITIONAL WORK BY LANDLORD AT LANDLORD'S EXPENSE - Where required to be performed, the following work will also be performed by the Landlord at Landlord's expense.

       A.     FLOOR SLAB. Reinforced concrete slabs will be provided as follows:

              1. Upper Level. Floor slab shall be provided for all upper level tenant areas.

       B. PARTITIONS AND DOORS. Partitions, which may include exterior doors to service areas, shall be provided to define the Premises.

              1. Demising. These partitions shall extend from the floor slab to the underside of the deck, shall be of exposed metal studs.

              2. Common Area Separation. These partitions shall extend from the floor slab to the underside of the deck, shall be of exposed masonry, or exposed metal studs, with a finish surface on the Common, Area side at Landlord's option.

              3. Storefront Separation At Common Area. Landlord may be required by code or local governing ordinances to install some portion of the storefront partition separating the Premises from the Common Area prior to delivery of the space to Tenant for completion of Tenant's Work.

              4. Doors. When required, Landlord shall provide and install a 3'-0" X 7'-0" B label hollow metal door and frame with construction hardware set in the exterior wall be the Premises of the service areas. Tenant will be responsible for repair, maintenance and replacement of the door from the time Tenant's contractor commences Tenant's Work in the Premises.

              5. Hurricane Shutter Channel & Anchoring System. Scope of Work To Be Determined.

C. NEUTRAL PIER. A vertical neutral pier will be installed at the store front lease line between stores, the center line of said pier to coincide with the line defining the Premises.

D. UTILITIES AND SERVICES. Subject to the provisions of the Lease to which this Exhibit is attached:

              1. HVAC System. Landlord will provide an outdoor air duct system to the Premises sized to meet retail usage of the Lease Premises. A central toilet exhaust system will be installed to service the Lease Premises with a connection point provided at a location determined by the Landlord. Said systems will be installed to serve areas without direct roof access or to minimize roof access with connection points identified as applicable. A condensate collection system will be installed with a connection point provided at a location determined by Landlord.

              2. Plumbing. A master sanitary vent system will be installed to serve the Premises without direct roof access or to minimize roof access with connection points identified as applicable. A grease waste collection system will be installed for designated food service tenants.

              3. Fire Protection. Only where necessary, an automatic fire sprinkler system will be installed throughout the Premises in compliance with the requirements of Fireman's Fund, local and state agencies.

              4. Electrical Service. Electrical conduit (without wire) will be installed to the Premises and an electrical switch at Landlord's distribution panel will be provided.

              5. Communication Services. Empty conduit for communication service shall be stubbed into only landlocked tenant spaces from nearest service corridors or telephone room.

E. STOREFRONT BARRICADES. Landlord shall have the right, but not the obligation, to install a temporary storefront or barricade shielding the interior of the Premises from the Common Area.

                                  EXHIBIT "C"
                                       2

III. WORK BY TENANT AT TENANT'S EXPENSE - The following work required to complete and place the Premises in A finished condition ready to open for business is to be performed by the Tenant at the Tenant's sole cost and expense and shall be in addition to any work described in the Tenant Information Handbook. Tenant's Work includes, but is not limited to, the following:

       A. GENERAL PROVISIONS: All work done by Tenant shall be governed in all respect by, and shall be subject to the following:

              1. Payment and Performance Bonds. Landlord shall have the right to require Tenant to furnish Payment and Performance Bonds or other security in form satisfactory to Landlord for the prompt and faithful performance of Tenant's Work, assuring completion of Tenant's Work and conditioned that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor, material or services in connection with Tenant's Work.

              2. Tenant's Work Standard. All Tenant's Work shall conform to applicable statutes, ordinances, regulation, codes, all mandatory recommendations of Fireman's Fund. Tenant shall obtain and convey to Landlord all approvals, tests and inspections with respect to electrical, HVAC, plumbing and telephone work, all as may be required by any governmental agency or utility company. Tenant shall make changes in Tenant's Work when necessary and required to comply with all aforementioned standards and requirements.

              3. Landlord Approval. No approval by Landlord shall be deemed valid unless such is in writing and signed by Landlord.

              4. Space Verification. Tenant shall be obligated to have its architect, space planner, engineer or contractor conduct an on-site verification of all dimensions and field conditions prior to proceeding with Tenant's Work.

              5. Insurance Requirements. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the earlier to occur, Tenant shall obtain and maintain Builder's Risk Insurance covering Landlord, Landlord's general contractor, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear against loss or damage by fire, vandalism and malicious mischief and other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all material stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Landlord's Tract, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for injury to persons or damage to property by reason of the use of the Premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirements applicable to Tenant's Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work obtain and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

                     a. Workmen's Compensation and Occupational Disease insurance in accordance with laws of the State in which the property is located and Employer's Insurance to the limit of $100,000.00.

                     b. Commercial General Liability Insurance affording protection for bodily injury, death, personal injury and property damages, and including coverage for contractual liability, independent contractors, completed operations and products liability with limits of not less than $3,000,000.00 combined single limit per occurrence.

                     c. Comprehensive Automobile Liability Insurance, including coverage for "non-owned" automobiles, for property damage, bodily injury, including death resulting therefrom with limits of not less than $1,000,000.00 for any one occurrence combined single limit.

                     d. Owners and contractors protective liability coverage for an amount not less than $ 1,000,000.00.

                                   EXHIBIT "C"
                                       3

       6. Damage Deposit. Prior to commencement of construction in the Premises, Tenant or its agent shall deliver a $2,000.00 damage deposit in the form of a certified or cashier's check to the Landlord. Landlord shall have the right to use all or any part of said damage deposit for any damage caused by Tenant or its contractor or others engaged by Tenant to any Common Area, Common Area finishes or building systems.

       7. Temporarv Services. Any temporary services required by Tenant during its construction period, including, but not limited to, plumbing, electrical service, security, and dumpster service for trash removal shall be secured by Tenant or Tenant's agent at a specified cost per square foot of the Premises.

       8. Impact Fees. Tenant shall pay impact fees assessed by applicable governmental agencies having jurisdiction over its work or the Premises or reimburse Landlord for impact fees paid on the Tenant's behalf within thirty (30) days of having been advised of such fees by Landlord.

       9. Construction Rules. Tenant will abide by and cause its contractors, subcontractors agents and employees to abide by rules and regulations published by Landlord from time to time, including, but not limited to, those pertaining to parking, toilet facilities, safety conduct, delivery of material and supplies, employee and equipment egress to and from the Project, trash storage or collection or removal, and cooperate with Landlord's Architect, general contractor and subcontractors or others working on the project.

       10. Reasonable Easement. Landlord specifically reserves the right (and Tenant shall permit Landlord or its employees, agents or contractors reasonable access to the Premises for the purpose of exercising such rights), to install, maintain, repair and replace in the ceiling space, the roof system and/or under the concrete floors in the Premises, all electrical, plumbing, HVAC and other system components that may be required to service the Common Areas or other tenants in the Center. Adequate access panels or doors shall be incorporated into Tenant Work for inspection, service and replacement of both Landlord's and Tenant's equipment.

B. STORE DESIGN AND CONSTRUCTION. Tenant's responsibilities shall include, without limitation, all required architectural and engineering design and consulting fees for the design of its premises and its continuous attachments to the Landlord's Work and installations, interior partitions, all interior finishes, visual merchandising and fixturing, furnishings, and equipment, signage, lighting, plumbing, HVAC mechanical and electrical systems, all as described herein and as may be required for the purpose intended and as provided for in the Tenant Information Handbook. In connection with Tenant's Work, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and approvals from applicable governmental agencies having jurisdiction.

       1. Roof. Tenant shall provide any required supports, blocking, temporary flashing, counterflashing or other work necessary and required to complete installation of Tenant's equipment on Landlord's roof. Cant strips and weatherproofing shall be done only by contractor designated by Landlord. Tenant shall be required to supplement existing construction to achieve assembly ratings, thermal values or additional criteria as may be required by Tenant's Work to maintain the integrity of the Landlord's roof. Tenant must obtain written Landlord approval prior to installing any equipment on Landlord's roof system.

       2. Floor Slab. All restroom facilities, food preparations areas or other wet areas shall receive a Landlord approved waterproofing membrane system when these areas are above other leasable space. All floor penetrations must be sleeved, fire-stopped and waterproofed as applicable and required to maintain all floor-ceiling assemblies rating of Landlord's structure. Retail Lower Level - Tenant shall pay a fee of $3.75 per square foot to the Landlord for providing a reinforced concrete slab on grade, with a black out area designated by Landlord for the bathroom. Food Service Tenants - Tenant shall pay a fee of $3.75 per square foot to the Landlord for Landlord providing a reinforced concrete slab on grade for the front third of the Premises and uncompacted granular fill for the balance of the Premises.

       3. Ceiling. All interior finishes beyond the exposed structural system shall be installed by Tenant. Ceilings may be required by the Landlord, at the Landlord's sole discretion, to maintain assembly ratings and building system functions.

       4. Walls and Doors. Tenant shall furnish and install, at a minimum, 5/8" fire-rated gypsum board, taped, floated, tight against the deck structure above on the interior of all common partitions and exterior walls within the Premises including all furring (if needed or required). All other interior partitions in the Premises shall be constructed of non-combustible materials in accordance with all applicable code requirements. Where required, Tenant shall provide and install exit doors with hardware to Landlord's specifications between the Premises and the Common Area or to the service courts or emergency exits. Tenant will be responsible for all repair, maintenance and replacement of exit doors from the time Tenant's contractor

                                   EXHIBIT "C"
                                        4
              commences Tenant's Work in the Premises. If panic type hardware or special door alarms are required, they shall be provided and installed by Tenant.

       5. Hurricane Protection. Tenant shall design and engineer Tenant's Storefront and exterior glazing elements to comply with all requirements of the South Florida Building Code relating to hurricane protection. Tenant shall specifically design, acquire and store within Tenant's Premises hurricane shutters as approved by Dade County Product Control. Tenant shall be responsible for installation of Tenant's shutters upon issuance of a hurricane warning by the National Hurricane Center. Failure by the Tenant to install shutters shall obligate the Tenant to reimburse the Landlord or any other tenant for any and all damages to the Tenant's Premises, as well as other areas impacted and damaged by any hurricane as a result of such failure.

       6 Utilities and Services. Tenant is responsible for all connections to the following utilities and make a complete, approved and operating system:

              a. HVAC System. A complete and fully functioning HVAC system shall be installed by the Tenant utilizing Landlord's provided chilled water distribution system. Tenant's Work shall include, without limitation, heating and cooling distribution equipment, duct distribution system, connections to Landlord's provided master toilet exhaust, condensate collection system and outside air duct systems, special cooling system as may be required by Tenant's needs, food service exhaust, HVAC control system, test and balance and final trim. Tenant will utilize Landlord specified fan power box(es) and temperature controls to complete HVAC system.

              b. Plumbing. Tenant shall complete all waste, grease waste if required, water and vent systems, within the Premises utilizing Landlord supplied utility connections. Tenant shall furnish and install all necessary water heaters, piping, insulation and plumbing fixtures.

              c. Fire Protection. The installation or any modifications to the automatic fire sprinkler system shall be performed by contractor designated or approved by Landlord. The work shall include, but not be limited to, the cost of engineering, installing, relocating, re-sizing, adding sprinkler mains, branch lines and heads, draining the system and posting fire watches during system down-time as may be required by governmental agencies having jurisdiction over the Work of Tenant and the project.

              d. Natural Gas. If available, gas will be used only for food service process loads. Tenant shall make all necessary arrangements for service and distribution within the Premises for a complete installation.

              e. Electrical. All raceways systems within the Premises shall be EMT conduit with copper wiring. The electrical work shall include, but not be limited to the following: furnish and pull wiring in empty conduit provided by Landlord, service conductors, all conduit raceways, wiring, distribution panels, sub-panels, transformers, emergency distributions system, lighting fixtures of all types as required by Tenant's design, devices, disconnects, final connections for Tenant's mechanical and HVAC systems, power distribution for Tenant signs and graphics, FF&E final terminations, etc., all for a complete and fully functional electrical system. Tenant shall employ a contractor designated by Landlord to complete all connections to Landlord's switch and for fuse installation. Tenant shall furnish the required fuses.

              f. Communication Services. Tenant shall make all necessary arrangements with available vendor(s) for communication services to the Premises. Special applications will require Landlord's written approval prior to proceeding with the work.

              g. Life Safety Systems. Tenant shall provide all required life safety system components necessary to comply with code. Connection to Landlord's system shall be performed by contractor designated by Landlord.

              7 Special Equipment. Tenant shall provide and install, as required, alarm or security systems, or other protective devices, public address system, conveyors, time clocks, delivery door buzzers, fire extinguisher(s), dry chemical fire protection if applicable, seating, theater equipment, mezzanines or any other equipment or special construction peculiar to Tenant's business needs.

              8. Sians and Graphics. The engineering, fabrication, installation, electrical systems and permitting of all Tenant graphics, identification, sign(s), the required and necessary supports, backing, blocking, and/or attachments to the building structure for Tenant's said elements

                                   EXHIBIT "C"
                                       5
              shall be the total and full responsibility of the Tenant. All signage and graphics shall comply with Landlord's sign criteria.

C. CLOSE-OUT REQUIREMENTS. Tenant's Work shall be deemed completed at such time as Tenant, at its sole expense and without cost to Landlord, has provided the following:

       1. Proof of Payment. Subject to Landlord complying with the Lease, Tenant shall furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (and that such work has been accepted by Landlord, which consent shall not be unreasonably withheld), including the costs for Tenant's Work that may have been done by Landlord and the costs for any other work done by Landlord which Landlord may be entitled to payment in accordance with provisions of this exhibit or elsewhere in the Lease, that any and all liens therefore that have been or might be filed have been discharged of record or waived, and that no security interest relating thereto are outstanding.

       2. Tenant's Affidavit. Furnish an required affidavits from Tenant listing all contractors and any material suppliers in the employ of said Tenant who have provided goods or services for the completion of Tenant's Work in the Premises. Such affidavits shall be in a form as may be required by Landlord or Landlord's Lender.

       3. Tenant's Contractor's Affidavit. Furnish any required affidavits and waivers of lien from Tenant's general contractor listing all parties who have furnished materials or labor or services to that contractor for completion of Tenant's Work in the Premises. Such affidavits and waivers of lien shall be in a form as may be required by Landlord or Landlord's Lender.

       4. Certificate of Occupancy. Obtain and furnish all certificates and other approvals with respect to Tenant's Work that may be required from any governmental agency having jurisdiction over the Work of the Tenant and the project and any board of fire underwriter's or similar body for the use and occupancy of the Premises. Upon completion of Tenant's Work, Tenant shall provide to Landlord copies of all required certificates or other approvals with respect to Tenant's Work.

       5. Record Drawings. Furnish Landlord with one set of reproducible record drawings of the Premises showing any changes made during construction.

       6. Estoppel Certificate. Furnish a Tenant-executed estoppel certificate as may be required by Landlord or Landlord's lender or mortgagee.


                                  EXHIBIT "C"
                                       6

                             RULES AND REGULATIONS

1. Tenant shall use its best efforts to advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

3. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Center.

4. Except for small parcel packages, no deliveries will be permitted through the malls unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Resident Mall Supervisor for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

5. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

6. Other than as permitted under the provisions of Exhibit "C," Tenant shall not permit or suffer any advertising medium to be placed on mall walls, on Tenant's mall or exterior windows, on standards in the mall, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Center, outside the Premises.

7. Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

8. Subject to Section 2.1 of the Lease, Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other common areas.

9. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes, nor conduct or permit any unusual firing, explosion or other damaging or dangerous hazard within the Premises or the Common Area.

10. Tenant shall not permit or suffer any portion of the Premises to be used for any warehouse operation, or any assembling, manufacturing, distilling, refining, smelting, industrial, agricultural, drilling or mining operation, adult bookstore or cinema, peepshow, entertainment or sale of products of an obscene or pornographic nature or predominately sexual nature.

11.    Tenant shall not, in or on any part of the Common Area:

       (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

       (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord.

       (c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord.

       (d) Solicit membership in any organization, group or association or contribution for any purpose.

       (e)    Create a public or private nuisance.

       (f) Use any Common Areas (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Center is open for business or employment, except for activities as approved in writing by Landlord.


                                   EXHIBIT "D"
                                       1

       (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

       (h) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.


                                  EXHIBIT "D"
                                       2